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                                                                    EXHIBIT 4.6




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                         AMENDMENT TO CREDIT AGREEMENT
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       This Amendment to Credit Agreement is executed as of this 1st day of
May, 1995, between Chemi-Trol Chemical Co., an Ohio corporation ("Borrower"), and The Fifth Third Bank of Northwestern Ohio, N.A. ("Bank").

       The parties executed a Credit Agreement dated as of April 1, 1994 (the "Credit Agreement"), whereby Bank agreed to make Revolving Loans to Borrower up to an amount of Twelve Million Dollars ($12,000,000.00) through April 30, 1995. The parties desire to extend and amend the terms of the Credit Agreement. Capitalized terms defined in the Credit Agreement shall have the same meaning when used herein.

       NOW, THEREFORE, in consideration of the parties agreement to extend the Credit Agreement, the premises and covenants herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree to amend the Credit Agreement as follows:

        1. The Termination Date in Section 2.1 of the Credit Agreement is hereby amended to be April 30, 1996.

        2. Section 2.1 of the Credit Agreement is hereby amended to provide that the aggregate unpaid principal amount of the Revolving Loans shall at no time exceed Eleven Million Dollars ($11,000,000.00).

        3. Section 2.4 of the Credit Agreement is hereby amended to provide that on or before April 30, 1996, Borrower shall have the right to convert up to a maximum principal amount of Eight Million Dollars ($8,000,000.00) of the Revolving Loans to Term Loans.

        4. In consideration of the extension of the Termination Date and the other Bank covenants herein, Borrower is executing a Security Agreement and UCC-1 financing statements of even date to secure repayment of the Revolving Loans.

       Except as specifically amended herein, all terms and provisions of the Credit Agreement shall remain in full force and effect through the extended Termination Date.

                  Executed as of the date first written above.

CHEMI-TROL CHEMICAL CO.                     FIFTH THIRD BANK OF
                                            NORTHWESTERN OHIO, N.A.

By: /S/ ARTHUR F. DOUST                     By: /S/ JEFFREY SHRADER
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By: /S/ ROBERT W. WOOLF
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